                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                    Eimo Oyj
             (Exact name of registrant as specified in its charter)

                           Eimo Public Limited Company
                 (translation of Registrant's name into English)

     Republic of Finland                               Not Applicable
(State or other jurisdiction of             (IRS Employer Identification Number)
 incorporation or organization)

                       Norokatu 5 Fin-15101 Lahti, Finland
                   (Address of Registrant's executive offices)

                         Eimo 2001 Group Warrant Program
                            (Full title of the plan)

                                 Elmar Paananen
                                   Norokatu 5
                                 Fin-15101 Lahti
                                     Finland

                              (011 358) 3 850 5430
                   (Name, address, telephone number, including
                        area code, of agent for service)
                             ----------------------
                            Copies of Communications:

                             John D. Saunders, Esq.
                             M. Timothy Elder, Esq.
                         Smith, Gambrell & Russell, LLP
                     1230 Peachtree Street, N.E., Suite 3100
                             Atlanta, Georgia 30309
                                 (404) 815-3500

                             ----------------------

                         CALCULATION OF REGISTRATION FEE

================================================================================================================================
                                                    Proposed Maximum        Proposed Maximum
  Title of Securities         Amount to be         Offering Price Per      Aggregate Offering           Amount of
    to be Registered          Registered(1)           Share(2)                   Price(2)            Registration Fee
  -------------------         -------------        ------------------      ------------------        ----------------
Eimo Series A Shares,
accounting counter              1,500,000                $1.94                 $2,910,000                   $267.72
value (euro)0.25

--------------------------------------------------------------------------------
(1) Represents the number of Series A shares authorized for issuance under the Eimo 2001 Group Warrant Program (the "Plan").

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) based upon the average of the high and low reported prices of the Series A shares on the Helsinki Stock Exchange and converted to U.S. Dollars on March 14, 2002.
================================================================================

                                     Part I

         Information required by Part I to be contained in the section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 of the Securities Act of 1933 and the Note to Part I of Form S-8.

                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
-------------------------------------------------

         The documents listed below are hereby incorporated by reference into this Registration Statement.

1. The Company's Registration Statement on Form F-4 filed with the Securities and Exchange Commission on February 9, 2001 (Registration No. 333-13154), as amended, including any form of prospectus contained in such registration statement filed under Rule 425 of the Securities Act of 1933, as amended.

2. The Company's Registration Statement on Form F-6 filed with the Securities and Exchange Commission on February 9, 2001 (Registration No. 333-13158), as amended, including any form of prospectus contained in such registration statement filed under Rule 425 of the Securities Act of 1933, as amended.

3. The Company's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on August 13, 2001 (Registration No. 000-33093).

4. The Company's reports on Form 6-K, filed with the Securities and Exchange Commission on August 16, 2001, August 27, 2001, January 17, 2002, February 14, 2002 and March 11, 2002.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of Securities Exchange Act of 1934, as amended (the "Exchange Act") after the date of this Registration Statement and prior to the filing of a Post-Effective Amendment to the Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superceded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supercedes such statement. Any such statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.
-----------------------------------

         No response is required to this item.

Item 5.  Interests of Named Experts and Counsel.
------------------------------------------------

     The financial statements and schedules incorporated by reference in this Registration Statement have been audited by Grant Thornton Finland, independent public accountants, to the extent and for the periods set forth in their reports incorporated herein by reference, and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

     The opinion of the validity of the securities being offered incorporated by reference in this Registration Statement has been issued by KLegal Oy, independent legal counsel, to the extent and for the periods set forth in its opinion incorporated herein by reference, and are incorporated herein in reliance upon such opinion given upon the authority of said firm as counsel for the Registrant giving an opinion upon the validity of the securities being registered

Item 6.  Indemnification of Officers and Directors.
---------------------------------------------------

     Finnish corporate law does not address the question of whether a corporation may, in advance, agree to indemnify its directors and officers for costs and expenses incurred by them as a result of suits or claims arising out of their past or future service to the corporation. Market practice in Finland has been to not include any specific indemnity provisions in the articles of association of publicly listed corporations, but rather to retroactively discharge the directors and officers of the corporation from any and all liabilities relating to their activities on behalf of the corporation by proposing resolutions to that effect for the consideration of shareholders at the annual general meeting and through the establishment of directors and officers' insurance plans. Adoption of a resolution in favor of indemnification by the shareholders prevents the corporation from bringing a lawsuit against the director or officer based on facts that the corporation or the shareholders were aware of at the time of the adoption of the resolution. However, shareholders may bring a suit against the officers or directors in the name of the corporation based on facts they were not aware of at the time of the adoption of the resolution. In addition, shareholders may, despite the adoption of the resolution, bring a suit in the name of the corporation if a director or officer has caused damage directly to the shareholders.

Item 7.  Exemption From Registration Claimed.
---------------------------------------------

         No response to this item is required.

Item 8.  Exhibits.
------------------

         The following exhibits are filed with or incorporated by reference into this Registration Statement. The exhibits denominated by an asterisk (*) were previously filed, and are hereby incorporated by reference from, the Registration Statement on Form F-4 under the Securities Act of 1933 for the Company, Registration No. 333-13154, as amended. The Exhibit denominated by two asterisks (**) was previously filed, and is hereby incorporated by reference from, the Registration Statement on Form F-6 under the Securities Act of 1933 for the Company, Registration No. 333-13158, as amended.

Exhibit
Number                     Description of Exhibit
-------                    ----------------------

 4.1*    Memorandum and Articles of Association of Eimo Oyj.

 4.2** Deposit Agreement, dated as of August 15, 2001, among Eimo Oyj, Citibank, N.A., as Depositary, and all holders and beneficial owners from time to time of American Depositary Shares evidenced by American Depositary Receipts issued thereunder (incorporated herein by reference to Exhibit (a) of the Registration Statement on Form F-6 filed with the Securities and Exchange Commission on February 9, 2001 (Reg. No. 333-13158)).

 5       Opinion of KLegal Oy regarding validity of securities being registered.

23.1 Consent of KLegal Oy, included in the opinion filed as Exhibit 5 to this Registration Statement and incorporated herein by reference.

23.2     Consent of Grant Thornton Finland.

24 Power of Attorney (included in the signature page of this Registration Statement)

99.1     Eimo 2001 Group Warrant Program


Item 9.  Undertakings.
----------------------

     (a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

     (c) (1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

         (2) The undersigned registrant hereby undertakes that every prospectus
(i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

     (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Lahti, Republic of Finland, on the 20th day of March, 2002.

                                         EIMO OYJ

                                         By: /s/ Elmar Paananen
                                             -----------------------------------
                                              Elmar Paananen
                                              Executive Vice Chairman

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Elmar Paananen, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her, in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.


     SIGNATURE                              TITLE                                                DATE
     ---------                              -----                                                ----

/s/  Heikki Marttinen                       President and Chief Executive Officer                March 20, 2002
---------------------                       (principal executive officer)
      Heikki Marttinen


/s/  Aarre Savolainen                       Finance Director                                     March 20, 2002
----------------------------------------    (principal financial and accounting officer)
      Aarre Savolainen


/s/  Jalo Paananen                          Chairman of the Board, Director                      March 20, 2002
----------------------------------------
      Jalo Paananen


/s/  Elmar Paananen                         Executive Vice Chairman, Director                    March 20, 2002
---------------------------------------     (authorized U.S. representative)
      Elmar Paananen


/s/  Arto Kajanto                           Director                                             March 20, 2002
---------------------------------------
      Arto Kajanto


/s/  Markku Puskala                         Director                                             March 20, 2002
---------------------------------------
      Markku Puskala


/s/  Anssi Soila                            Director                                             March 20, 2002
---------------------------------------
      Anssi Soila


/s/  Daniel B. Canavan                      Director                                             March 20, 2002
---------------------------------------
      Daniel B. Canavan


